As filed with the Securities and Exchange Commission on February 12, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Huize Holding Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5/F, Building 3-4,

Shenzhen Animation Park, Yuehai Road, Nanhai Avenue,

Nanshan District, Shenzhen 518052

People’s Republic of China

+86 755 3689 9088

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 46/F, Jing An Kerry Centre, Tower II 1539 Nanjing West Road Shanghai 200040, China +86 021 6193 8200	David Zhang, Esq. Steve Lin, Esq. Amanda Mi Tang, Esq. Kirkland & Ellis International LLP c/o 26/F, Gloucester Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3761-3300

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒333-233614

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(3)	Amount of registration fee
Class A common shares, par value US$0.00001 per share(1)(2)	$2,432,250.00	$315.71

(1)

American depositary shares issuable upon deposit of class A common shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-236288). Each American depositary share represents 20 Class A common shares.

(2)

Includes Class A common shares that are issuable upon the exercise of the underwriters’ option to purchase additional shares. Also includes Class A common shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A common shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-233614) initially filed by Huize Holding Limited. (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on September 4, 2019, which was declared effective by the Commission on February 11, 2020, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

Huize Holding Limited

Exhibit Index

Exhibit Number	Description of Document

5.1	Opinion of Conyers Dill & Pearman regarding the validity of the Class A common shares being registered

23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Huize Holding Limited (File No. 333-233614) initially filed with the Securities and Exchange Commission on September 4, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China, on February 12, 2020.

Huize Holding Limited

By:	/s/ Cunjun Ma

Name:	Cunjun Ma
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cunjun Ma Cunjun Ma	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 12, 2020

/s/ Tracey Chow Tracey Chow	Co-Chief Financial Officer	February 12, 2020

/s/ Minghan Xiao Minghan Xiao	Co-Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2020

* Li Jiang	Director	February 12, 2020

* Xuchun Luo	Director	February 12, 2020

* Andrew Y Yan	Director	February 12, 2020

* Jun Xiong	Director	February 12, 2020

* Bing Xiao	Director	February 12, 2020

*By:	/s/ Cunjun Ma	February 12, 2020
Name: Cunjun Ma Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Huize Holding Limited has signed this registration statement or amendment thereto in Newark, Delaware, United States on February 12, 2020.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi

Name:	Donald J. Puglisi
Title:	Managing Director